Exhibit 99.1

NEWS RELEASE

Date:	May 24, 2006
FOR IMMEDIATE RELEASE

Contact:	Cheryl Moll
XETA Technologies
(918) 588-4624

XETA TECHNOLOGIES REPORTS

SECOND QUARTER RESULTS

Broken Arrow, OK —XETA Technologies (NASDAQ: XETA) today announced fiscal 2006 second quarter earnings of $0.056 million, or $0.01 per share diluted, on revenues of $14.9 million for the period ending April 30, 2006. This compares to earnings of $0.165 million or $0.02 per share diluted, on revenues of $14.2 million for the period ending April 30, 2005.

For the six months year-to-date, the Company reported a loss of $0.084 million, or $0.01 per share diluted, on revenues of $27.6 million compared to earnings of $0.243 million, or $0.02 per share diluted, on revenues of $28.1 million for the period ending April 30, 2005.

“Our second quarter results show some dramatic and important improvements over the first quarter of this year,” stated Jack Ingram, XETA’s CEO. “We are pleased with our strong systems sales growth, but more importantly, our robust growth in gross profit from our managed services revenues is definitely encouraging. This continuing build-up in our recurring revenue stream is the very soul of our business model and we are seeing the benefits of our commercial segment transition plan. This is cause for optimism as we guide the company’s revenue balance from our three principle lines of business to the desired proportions throughout the remainder of this fiscal year.”

According to Greg Forrest, President, “The focus on recurring revenue is beginning to bear significant fruit. New service customer acquisitions are the principle driver contributing to increased service revenues. Also, gross margins in services are growing as a result of higher revenues and improved utilizations as we work through the start-up costs associated with servicing the Nortel product line. As a result of this favorable combination, our gross profit from the recurring portion of our managed services segment increased nearly $600,000 (38%) during the quarter. Other than commission expense, this increase comes with essentially no increase in SG&A, so the increase falls through to the operating margin without significant dilution.

“Also, as discussed in our first quarter earnings release, systems sales did rebound in the second quarter. Both our Avaya and Nortel lines of business contributed to a 32% quarter-over-quarter systems sales growth. On a year-to-date basis, our Nortel systems are up 90%, our Avaya systems sales are up slightly and our lodging systems sales, comprised of both Avaya and Nortel are up 28%.”

“Looking ahead,” continued Forrest, “we are maintaining focus on these key areas of business:  first, the build up of our managed services; second, closing new system sales in both product lines; third, continued improvement in gross margins; all while closely monitoring and controlling operating expenses.”

“As we have previously stated,” said Ingram, “we plan to continue to steadily increase our commitments to systems sales, but, at the same time increase our recurring revenue stream at a much more rapid growth rate. The results are beginning to show and by the end of this fiscal year, we plan to have this final leg of our transition plan essentially in place. Once in place, the vulnerability of earnings predictability will be greatly reduced.

“With that understanding, we are targeting our third quarter earnings at 1 to 3 cents per share. Unless we exceed this target we will have trouble overcoming our weak first quarter and achieving the annual earnings guidance of 8 to 20 cents per share previously published. In any event, we remain extremely optimistic regarding the longer-range future of our company.”

XETA Technologies will host a conference call to discuss these fiscal 2006 second quarter results along with issues presented in our News Release issued of May 15, 2006 at 10 a.m.(TZ: Central) on Thursday, May 25, 2006. The media, analysts and investors are invited to participate by dialing 800-611-1148. A replay of  the call will be available from 1:30 p.m. (TZ: Central) that day through 11:59 p.m. (TZ: Central)  on June 2, 2006 by dialing 800-475-6701, access code 825160.

	Quarter Ending April 30th		Six Months Ending April 30th
	2006	2005	2006	2005

Sales
Systems	7,556	6,282	13,258	12,634
Services	7,248	7,369	13,667	14,300
Other	89	553	652	1,185
Total	14,894	14,204	27,577	28,119

Gross Profit Margin	23.7%	27.4%	22.9%	26.3%

Operating Expense	3,418	3,602	6,346	7,092

Income (Loss) From Operations	118	286	(34)	303

Interest And Other Income (Exp)	(15)	(15)	(78)	97

Net Income (Loss) After Tax	57	165	(84)	243
Basic Earnings (Loss) Per Share	$0.01	$0.02	$(0.01)	$0.02
Diluted Earnings (Loss) Per Share	$0.01	$0.02	$(0.01)	$0.02

Wt. Avg. Common Shares Outstanding	10,215	10,049	10,202	10,038
Wt. Avg. Common Equivalent Shares	10,215	10,084	10,205	10,079

 (The information is presented in thousands except percentages and per-share data.)

			April 30, 2006	October 31, 2005

Assets	Current	Cash	57	177
		Receivables (net)	10,801	11,634
		Inventories (net)	4,620	5,650
		Other	2,051	2,289
		Subtotal	17,529	19,750

	Non-Current	Receivables (net)	137	167
		PPE (net)	10,459	10,411
		Goodwill & Intangibles	26,609	26,656
		Other	22	35
		Subtotal	37,227	37,269

	Total Assets		54,756	57,019

Liabilities	Current	Notes Payable	604	1,123
		Revolving Line of Credit	3,707	4,395
		Accounts payable	3,446	4,848
		Unearned Revenue	2,234	1,506
		Accrued Liabilities	2,558	2,398
		Subtotal	12,549	14,270

	Non-Current	Long Term Debt	1,611	1,697
		Other	3,514	3,954
		Subtotal	5,125	5,651

	Total Liabilities		17,674	19,921

Equity			37,082	37,098

(The information is presented in thousands.)

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About XETA Technologies

XETA Technologies is a leading provider of enterprise-class communications solutions, installation and service in the emerging, highly technical world of converged communications solutions for voice and data applications. XETA has sales and service locations nationwide. XETA is one of the largest providers of Avaya voice and data communication solutions and has recently added the Nortel voice and data product line. XETA markets a line of proprietary call accounting systems to the hospitality industry and has long been recognized as the leading provider of call accounting solutions to that industry. More information about XETA (NASDAQ:  XETA) is available at www.xeta.com.

This news release contains forward-looking statements, which are made subject to the provisions of the Private Securities Litigation Reform Act of 1995.  These statements include statements concerning systems sales, the Company’s focus on recurring revenue and other aspects of its business plan, and revenues and earnings expectations.  These and other forward-looking statements (generally identified by such words as “expects,” “plans,” “believes,” “likely,” “anticipates” and similar words or expressions) reflect management’s current expectations, assumptions, and beliefs based upon information currently available to management. Investors are cautioned that all forward-looking statements are subject to certain risks and uncertainties which are difficult to predict and that could cause actual results to differ materially from those projected.  These risks and uncertainties include, but are not limited to: the Company’s ability to continue to improve systems sales while maintaining gross profit margins; increased competition; the Company’s ability to successfully exploit the Nortel  market, and the long term success of the Company’s growth strategies; the Company’s ability to continue to add new service customers and reverse the decline in gross margins on service revenues; the impact of any additional operating losses upon the Company’s ability to comply with the financial covenants in its credit facility; and the availability and retention of sales professionals and certified technicians.  Additional factors that could affect actual results are described in Item 1.A entitled “ Risk Factors” contained in Part I of the Company’s Form 10-K for its fiscal year ended October 31, 2005, as updated in its Form 10-Q for the fiscal quarter ended January 31, 2006.